EXHIBIT 10.17


                              REVOLVING DEMAND NOTE

$10,000,000.00                                                      MAY 15, 1998

         ON DEMAND, FOR VALUE RECEIVED, the undersigned, FBL Leasing Services, Inc. ("Borrower"), hereby unconditionally promises to pay to the order of Farm Bureau Mutual Insurance Company ("Lender") in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million and no/100 Dollars ($10,000,000.00), or, if less, the aggregate unpaid principal amount of all advances made by Lender to Borrower hereunder. The outstanding principal balance of this Revolving Demand Note shall be payable in full on demand therefor.

         Borrower further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof, at the per annum rate equal to The Chase Manhattan Bank, N.A., New York, New York, "prime rate" (the "Base Rate") on the date of this Note; provided, however, that following the occurrence of a default, Borrower shall pay to Lender interest on the unpaid principal amount hereof at the greater of the per annum rate of fifteen percent (15%) or the Base Rate plus six percent (6%) (the "Default Rate"). Interest shall be payable monthly in arrears on or before the 10th day of each calendar month for the preceding calendar month, beginning with June 10, 1998, and shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The Base Rate shall be adjusted when The Chase Manhattan Bank adjusts its "prime rate." Each change in the Base Rate hereunder shall take effect simultaneously with the date of adjustment by The Chase Manhattan Bank of its "prime rate." In no contingency or event whatsoever shall interest charged hereunder, however, such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall promptly refund such excess interest to Borrower.

         If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Iowa, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon during such extension at the rate specified above.

         The principal and all accrued interest hereunder may be prepaid by Borrower, in part or in full, at any time. Payments received by Lender from Borrower on this Revolving Demand Note shall be applied in such manner and in such order as Lender shall determine in its sole discretion.

         Presentment, protest and notice of nonpayment and protest are hereby waived by Borrower. This Revolving Demand Note shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Iowa. Whenever possible each provision of this Revolving Demand Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Demand Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the

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extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Revolving Demand Note. Whenever in this Revolving Demand Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Revolving Demand Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

FARM BUREAU MUTUAL                   FBL LEASING SERVICES
INSURANCE COMPANY


By: /s/ Lou Ann Sandburg              By:  /s/ James W. Noyce
   ---------------------------------     ---------------------------------------
   Lou Ann Sandburg, Vice President      James W. Noyce, President and Treasurer
   Investments